Exhibit 3.25

ARTICLES OF ORGANIZATION OF

PHH MONOMERS, L.L.C.

The following named and undersigned persons, desiring to form a limited liability company, in accordance with the laws of the State of Louisiana, including but not limited to the Louisiana Limited Liability Company Law, and for the purposes hereinafter set forth, do hereby adopt the following Articles of Organization:

VISTA CHEMICAL COMPANY, a Delaware corporation with offices at 900 Threadneedle, Houston, Texas 77079-2990, a subsidiary of RWE-DEA AKTIENGESELLSCHAFT FÜR MINERALOEL UND CHEMIE, a corporation organized under the laws of the Federal Republic of Germany; and

PPG INDUSTRIES, INC., a Pennsylvania corporation with offices at One PPG Place, Pittsburgh, Pennsylvania 15272.

ARTICLE I

NAME

The name of this limited liability company shall be PHH Monomers, L.L.C. (the “Company”).

ARTICLE II

PURPOSE

The purpose of the Company shall be to engage in any lawful activity for which limited liability companies may be formed under the Limited Liability Company Law of Louisiana.

ARTICLE III

MEMBERSHIP

The following are the only members of the Company. Membership in the Company can be altered only by an amendment to these Articles, accomplished by authentic act or private act duly acknowledged and recorded with the Louisiana Secretary of State. The percentage of membership interests in the Company of the members shall be provided in the Operating Agreement of the Company. The members of the Company are:

Vista Chemical Company

PPG Industries, Inc.

ARTICLE IV

MANAGEMENT

The Company shall be managed by a management committee as provided in the Operating Agreement.

ARTICLE V

CERTIFICATION ON BEHALF OF THE COMPANY

All persons dealing with the Company may rely upon a certificate signed by both PPG Industries, Inc. and Vista Chemical Company to establish (a) the membership of any member, (b) the authenticity of any records of the Company, or (c) the authority of any person to act on behalf of the Company.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization as of the 18th day of May, 1995.

PPG INDUSTRIES, INC.

By:	/s/ Rae R. Burton
	Name:	Rae R. Burton
	Title:	Vice President

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization as of the 18th day of May, 1995.

VISTA CHEMICAL COMPANY

By:	/s/ Mary Ann Fisher
	Name:	Mary Ann Fisher
	Title:	Vice President & General Counsel